UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2011

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Indiana	0-20625	35-1898425
(State of Formation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street

Suite 100

Indianapolis, IN 46240

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On December 1, 2011, the 3.75% Exchangeable Senior Notes due 2011 (the “Notes”) issued by Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), of which Duke Realty Corporation, an Indiana corporation (the “General Partner”), is the sole general partner, became due and payable pursuant to the terms of the indenture (the “Indenture”), dated as of November 22, 2006, by and among the Operating Partnership, the General Partner and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). The General Partner and the Operating Partnership paid cash for, and in full settlement of, the Notes at a price of 100% of their principal amount, plus accrued and unpaid interest up to the maturity date. The General Partner and the Operating Partnership funded the payment using borrowings under the Operating Partnership’s revolving credit facility. Upon payment, the obligations of the General Partner and the Operating Partnership under the Indenture and Notes were satisfied in full, the Notes were cancelled and the discharge was acknowledged by the Trustee.

The references in this Item 1.02 to the Indenture are qualified in their entirety by reference to the Indenture, which is attached as Exhibit 4.1 to the Operating Partnership’s Form 8-K that was filed with the Securities and Exchange Commission on November 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP

By: Duke Realty Corporation, its sole general partner

By:	/s/ HOWARD L. FEINSAND
Howard L. Feinsand Executive Vice President, General Counsel and Corporate Secretary

Dated: December 5, 2011